AMENDMENT NO. 4

TO THE

SECOND AMENDED AND RESTATED DISTRIBUTION PLAN

CLASS A, AX, C, CX, INVESTOR CLASS, R AND RX SHARES

(REIMBURSEMENT)

The Second Amended and Restated Master Distribution Plan (the “Plan”), dated as of July 1, 2015, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, effective May 15, 2020, as follows:

WHEREAS, the parties desire to amend the Plan to (i) add Class A Shares of Invesco Short Duration High Yield Municipal Fund, a series portfolio of AIM Counselor Series Trust (Invesco Counselor Series Trust), Class A and Class C Shares Invesco Small Cap Growth Fund, a series portfolio of AIM Growth Series (Invesco Growth Series), Class C and Class R Shares of Invesco Oppenheimer Discovery Mid Cap Growth Fund, Class A Shares of Invesco Global Infrastructure Fund and Class A Shares of Invesco Multi-Asset Income Fund, series portfolios of AIM Investment Funds (Invesco Investment Funds), Class A Shares of Invesco Real Estate Fund and Class A Shares of Invesco Short Term Bond Fund, series portfolio of AIM Investment Securities Funds (Invesco Investment Securities Fund), Class A Shares of Invesco Dividend Income Fund and Class A and Class C Shares of Invesco Technology Fund, series portfolio of AIM Sector Funds (Invesco Sector Funds) and Class C Shares of Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund and Class C Shares of Invesco Oppenheimer Rochester® Municipals Fund, series portfolios of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) and (ii) change the name of Invesco Oppenheimer Rochester® Municipals Fund to Invesco Oppenheimer Rochester® New York Municipals Fund, a series portfolio of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds);

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Reimbursement Plan

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco American Franchise Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco California Tax-Free Income Fund	Class A Class C	0.25 0.50	% %	0.25 0.25	% %	0.25 0.75	% %

Invesco Equally-Weighted S & P 500 Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Equity and Income Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Growth and Income Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Pennsylvania Tax Free Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Short Duration High Yield Municipal Fund	Class A	0.25%		0.25%		0.25%

Invesco S & P 500 Index Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Small Cap Discovery Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM Equity Funds (Invesco Equity Funds)

Portfolio	Share Class	Maximum Distribution Amount*	Maximum Shareholder Services Amount	Maximum Aggregate Reimbursable Amount

Invesco Diversified Dividend Fund	Investor Class	0.25%	0.25%	0.25	%p

AIM Growth Series (Invesco Growth Series)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Balanced-Risk Retirement Now Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2020 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2030 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement	Class AX Class CX	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

2040 Fund	Class RX	0.50%		0.25%		0.50%

Invesco Balanced-Risk Retirement 2050 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Convertible Securities Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Small Cap Growth Fund	Class A Class C Investor Class	0.25 0.75 0.25	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.25	% % %p

Invesco Quality Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM International Mutual Funds (Invesco International Mutual Funds)

Portfolio	Share Class	Maximum Distribution Amount*	Maximum Shareholder Services Amount	Maximum Aggregate Reimbursable Amount

Invesco European Growth Fund	Investor Class	0.25%	0.25%	0.25	%p

AIM Investment Funds (Invesco Investment Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Global Infrastructure Fund	Class A	0.25%		0.25%		0.25%

Invesco Multi-Asset Income Fund	Class A	0.25%		0.25%		0.25%

Invesco Oppenheimer Discovery Mid Cap Growth Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %

Invesco Pacific Growth Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Corporate Bond Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Government Money Market Fund	Class AX Class CX	0.15 0.65	% %	0.15 0.25	% %	0.15 0.90	% %

Invesco High Yield Fund	Investor Class	0.25%		0.25%		0.25	% p

Invesco Income Fund	Investor Class	0.25%		0.25%		0.25	% p

Invesco Real Estate Fund	Class A Investor Class	0.25 0.25	% %	0.25 0.25	% %	0.25 0.25	% % p

Invesco Short Term Bond Fund	Class A	0.25%		0.25%		0.25%

AIM Sector Funds (Invesco Sector Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco American Value Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Comstock Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Dividend Income Fund	Class A	0.25%		0.25%		0.25%

Invesco Mid Cap Growth Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Small Cap Value Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Technology Fund	Class A Class C Investor Class	0.25 0.75 0.25	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.25	% % % p

Invesco Technology Sector Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Value Opportunities Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco High Yield Municipal Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Intermediate Term Municipal Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Municipal Income Fund	Class A Class C Investor Class	0.25 0.75 0.25	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.25	% % %

Invesco New York Tax Free Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund	Class C	0.75%		0.25%		0.90%

Invesco Oppenheimer Rochester® New York Municipals Fund	Class C	0.75%		0.25%		1.00%

Notes

*	Distribution Amounts may also include Asset Based Sales Charges.
p	IDI may not be reimbursed for overhead expenses (overhead expenses defined as customary overhead not including the costs of IDI’s personnel whose primary responsibilities involve marketing the Funds).